UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2015

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2015, the Board of Directors (the “Board”) of SPX Corporation (the “Company”) elected each of Ruth Shaw and David Roberts as directors of the Company, in each case contingent on and effective upon completion of the Company’s previously announced spin-off of SPX FLOW, Inc., which is expected to be completed near the end of the Company’s third quarter of 2015.

Also contingent on and effective upon completion of the spin-off, the Board appointed:

•                  Ms. Shaw as a member of each of the Compensation Committee, Nominating and Governance Committee, and Audit Committee and as the Chair of the Nominating and Governance Committee; and

•                  Mr. Roberts as a member of each of the Compensation Committee, Nominating and Governance Committee, and Audit Committee and as the Chair of the Compensation Committee.

For 2015, each of Ruth Shaw and David Roberts will receive the annual cash retainer and relevant Committee Chair fees, pro-rated for his or her period of service beginning as of the date they become a director of the Company.  In addition, each will receive restricted stock of the Company with an annualized value of $130,000, pro-rated for service until the first Annual Meeting of Stockholders following the time they become a director of the Company.  Director compensation for the Company following the spin-off will be as set forth below:

Time-Vested Restricted Stock Annual Grant:	$130,000
Annual Cash Retainer:	$75,000

Additional Annual Fees:
Chairman of the Board:	$125,000
Audit Committee Chair:	$20,000
Compensation Committee Chair:	$15,000
Nominating and Governance Committee Chair:	$10,000

Item 9.01.             Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release issued September 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: September 1, 2015	By:	/s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued September 1, 2015